Exhibit 99.1

CERTIFICATION OF PERIODIC REPORT

I, Irving Levit, Chairman of the Board and Chief Executive Officer of Penn Treaty American Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)  the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 19, 2003

/s/ Irving Levit
Irving Levit
Chairman of the Board and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Penn Treaty American Corporation and will be retained by Penn Treaty American Corporation and furnished to the Securities and Exchange Commission or its staff upon request.